UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012

CapitalSource, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31753	35-2206895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 West 5th Street, 33rd Floor Los Angeles, CA 90071
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:   (800) 370-9431

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John K. Delaney from the Board of Directors of CapitalSource Inc.

On December 19, 2012, Mr. Delaney resigned from all of his positions with the Company, including from his positions as Chairman of the Board of Directors of CapitalSource Inc., as a member of the Asset/Liability Committee of the Board of Directors of CapitalSource Inc. and as a member of the Board of Directors of CapitalSource Bank, as he completes preparations to join the 113th Congress as a Member of the U.S. House of Representatives.

A copy of the Company's press release announcing Mr. Delaney's resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Election of William G. Byrnes as Chairman of the Board of CapitalSource Inc.

Effective as of December 20, 2012, the Board of Directors of CapitalSource Inc. elected William G. Byrnes to serve as Chairman of the Board. Byrnes has served on the CapitalSource Board of Directors and as chairman of its Audit Committee since 2003. He has also served as Presiding Independent Director since 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapitalSource, Inc.
Date: December 20, 2012	/s/ KORI OGROSKY Kori Ogrosky Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by CapitalSource Inc. on December 20, 2012 regarding the resignation of John K. Delaney from the Board of Directors of CapitalSource Inc.